UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

NT HOLDING CORP.
(Exact name of registrant as specified in Charter)

DELAWARE	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

385 Freeport, #1
Sparks, NV 89431
(Address of Principal Executive Offices)

Unit 507, Commercial House
No. 35 Queen’s Road Central, Hong Kong
(Former Address of Principal Executive Offices)

917-981-4569
(Issuer Telephone Number)

852-9188-2864
(Former Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 30, 2005, Mr. Woo Chi Wai was appointed as a member of the Company’s board of directors.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had, or is to have, a direct or indirect material interest.

The new director has not been appointed to any committees of the Board of Directors. The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors or any other committees performing similar functions. All such applicable functions are currently being performed by the Board of Directors as a whole.

Biographical Information

Mr. Woo Chi Wai, age 37, has more than eight years of experience in dealing with corporate finance and investment evaluation matters through working with a number of organizations. From 1996 to 1999, he was the Assistant Manager of the infrastructure projects department of China Construction Holdings Limited (a listed company in Australia, stock code CIH). From 1999 to 2000, he was the manager of infrastructure projects for China Toll Bridges & Roads Company (a listed company in Singapore, stock code CTBR). From 2001 to 2003, he was the investment manager of Asia Pacific Tobacco Company Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

NT HOLDINGS CORP. (Registrant)

Date: November 30, 2005	/s/ Chun Ka Tsun, Chief Executive Officer